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                                                               Exhibit 23 (p)(2)

                              ProFund Advisors LLC

                                 CODE OF ETHICS

                              Revised December 2003

     The following Code of Ethics is adopted by ProFund Advisors LLC ("ProFund Advisors"), the investment adviser to ProFunds (the "Trust"), pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined) of ProFund Advisors reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder.

I.    Definitions

     A. "Access Person" means any director, trustee, officer, general partner, managing member, or advisory person (as defined) of ProFund Advisors.

     B. "Advisory Person" means (1) any employee of ProFund Advisors (or of any company in a control relationship to ProFund Advisors) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code of Ethics) by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to ProFund Advisors who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security by the Trust.

     C. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     D. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     E. A "security held or to be acquired" means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being considered by ProFund Advisors or the Trust for purchase by the Trust; and
(2) any option to purchase or sell, and any security convertible onto or exchangeable for, a security described in clause (1) above.

     F. An "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934.

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     G.   "Investment personnel" means: (1) any employee of ProFund Advisors (or any company in a control relationship to ProFund Advisors) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and
(2) any natural person who controls ProFund Advisors or the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

     H. A "limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

     I. "Portfolio manager" means an employee of ProFund Advisors who is authorized to make investment decisions on behalf of the Trust.

     J. "Purchase or sale" for purposes of this Code of Ethics and each Appendix thereto includes, among other things, the writing of an option to purchase or sell a security.

     K. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that: (1) the term "Security" shall include futures contracts on securities indices, and options on such futures contracts; and (2) the term "Security" shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies except those advised or subadvised by ProFund Advisors, or such other securities as may be excepted under the provisions of Rule 17j-1.

II.   Legal Requirement

     Rule 17j-l under the Investment Company Act of 1940 makes it unlawful for ProFund Advisors, as investment adviser of the Trust, or any affiliated person of ProFund Advisors in connection with the purchase and sale by such person of a security held or to be acquired by the Trust:

     (1)  To employ any device, scheme or artifice to defraud the Trust;

     (2) To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

     (4)  To engage in any manipulative practice with respect to the Trust.

     To assure compliance with these restrictions, ProFund Advisors adopts and agrees to be governed by the provisions contained in this Code of Ethics.

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III.  General Principles

     ProFund Advisors and each of its access persons shall be governed by the following principles:

     A. No access person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l set forth above;

     B. The interests of the Trust and its shareholders are paramount and come before the interests of any access person or employee;

     C. Personal investing activities of all access persons shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Trust and its shareholders; and

     D. Access persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of the Trust and its shareholders.

IV.   Substantive Restrictions

     A. Blackout Periods. No access person may purchase or sell, or modify any prior order to purchase or sell, any Security in which the access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership from 9:30-10:00 a.m. Eastern Time, or from 2:00-4:00 p.m. Eastern Time. This provision shall not apply to shares of registered open-end investment companies advised or subadvised by ProFund Advisors.

     B. Short-Term Trading Restriction. Access persons are prohibited from profiting (which shall include limiting or avoiding a loss) from the purchase and sale, or the sale and purchase, of the same (or equivalent) securities within two (2) business days.

     C.   Initial Public Offerings and Limited Offerings.

          (1) No investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the Compliance Officer of ProFund Advisors has authorized the transaction in advance.

          (2) Investment personnel who have been authorized to acquire securities in a limited offering must disclose his or her interest if he or she is involved in the Trust's consideration of an investment in such issuer. Any decision to acquire such issuer's securities on behalf of the Trust shall be subject to review by investment personnel with no personal interest in the issuer.

     D. Acceptance of Gifts. Investment personnel must not accept gifts in excess of limits contained in the Conduct Rules of the National Association of Securities Dealers, Inc. from any entity doing business with or on behalf of ProFund Advisors or the Trust. Currently,

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the limit imposed by the Conduct Rules is $100, although occasional meals, tickets to sporting events or the theater, gifts of a personal nature, promotional items of nominal value, and comparable items are not included within this limit.

     E. Service on Boards. Investment personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

     F. Disgorgement. Any profits derived from securities transactions in violation of paragraphs IV.A-IV.C, above, shall be forfeited and paid to the Trust for the benefit of its shareholders. Gifts accepted in violation of paragraph IV.D shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of the Trust and its shareholders.

     G. Exemptions. The restrictions of this Section IV shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the provisions of Section III of this Code of Ethics:

          (1)  Reinvestments of dividends pursuant to a plan;

          (2) Transactions in instruments which are excepted from the definition of security in this Code of Ethics.

          (3) Transactions in which direct or indirect beneficial ownership is not acquired or disposed of;

          (4) Transactions in accounts as to which an access person has no investment control;

          (5) Transactions in accounts of an access person for which investment discretion is not maintained by the access person but is granted to any of the following that are unaffiliated with ProFund Advisors: a registered broker-dealer, registered investment adviser or other investment manager acting in a similar fiduciary capacity, provided the following conditions are satisfied:

               (a) The terms of the account agreement ("Agreement") must be in writing and furnished to the Compliance Officer prior to any transactions;

               (b) Any amendment to the Agreement must be furnished to the Compliance Officer prior to its effective date;

               (c) The Agreement must require the account manager to comply with the reporting provisions of paragraph 2 of Section V.A; and

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               (d)  The exemption provided by this Section IV.G(5) shall not be available for a transaction or class of transactions which is suggested or directed by the access person or as to which the access person acquires advance information.

          (6) Transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month; and

          (7) Transactions in securities or other investments that are not permissible investments for the Trust. Such investments may include securities represented in a benchmark index in which the Trust does not invest, as determined from time to time by ProFund Advisors' Compliance Officer (or his or her delegate).

V.    Procedures

     A. Reporting. In order to provide ProFund Advisors with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 are being observed by its access persons, each access person of ProFund Advisors shall submit the following reports in the forms attached hereto as Exhibits A-D to ProFund Advisors' Compliance Officer (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

          (1) Initial Holding Report. Exhibit A shall initially be filed no later than 10 days after that person becomes an access person.

          (2) Periodic Reports. Exhibits B and C shall be filed no later than 10 days after the end of each calendar quarter, but transactions over which such person had no direct or indirect influence or control need not be reported. No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) under the Investment Advisers Act of 1940, or information contained in broker trade confirmations or periodic account statements received by ProFund Advisors no later than 10 days after the end of each calendar quarter, or information contained in ProFund Advisors' records. In lieu of filing periodic reports, broker trade confirmations or periodic account statements, an access person, with respect to a brokerage account in which such access person has any beneficial interest, may arrange for the broker to mail directly to the Compliance Officer at the same time they are mailed or furnished to such access person (a) duplicate copies of the broker's trade confirmation covering each transaction in securities in such account, or
(b) copies of periodic statements with respect to the account.

          (3) Annual Report. Exhibit D must be submitted by each access person within 30 days after the end of each calendar year.

     B. Notification; Annual Certification. The Compliance Officer (or his or her delegate) shall notify each access person of ProFund Advisors who may be required to make reports pursuant to this Code of Ethics, that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person. The Compliance Officer shall

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annually obtain written assurances in the form attached hereto from each access person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code of Ethics and with its reporting requirements.

VI.   Review and Enforcement

     A.   Review.

          (1) The Compliance Officer (or his or her delegate) shall from time to time review the reported personal securities transactions of access persons for compliance with the requirements of this Code of Ethics.

          (2) If the Compliance Officer (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.

     B.   Enforcement.

          (1) If the Compliance Officer (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Trustees of the Trust. The Trustees, with the exception of any person whose transaction is under consideration, shall take actions as they consider appropriate, including imposition of any sanctions they consider appropriate.

          (2) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

     C. Reporting to Board. No less frequently than annually, ProFund Advisors shall furnish to the Trust's Board of Trustees, and the Board must consider, a written report that:

          (1) Describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

          (2) Certifies that ProFund Advisors has adopted procedures reasonably necessary to prevent access persons from violating this Code of Ethics.

VII.  Records

     ProFund Advisors shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities

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and Exchange Commission.

.. A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

.. A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

.. A copy of each report made pursuant to this Code of Ethics by an access person, including any information provided in lieu of reports, shall be preserved by ProFund Advisors for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

.. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

.. A copy of each report to the Board shall be preserved by ProFund Advisors for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

.. ProFund Advisors shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section IV.B of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

VIII. Confidentiality

     All reports of securities transactions and any other information filed with ProFund Advisors pursuant to this Code of Ethics, shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission

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                             ANNUAL CERTIFICATION OF
                              PROFUND ADVISORS LLC

     The undersigned hereby certifies on behalf of ProFund Advisors LLC ("ProFund Advisors") to the Board of Trustees of ProFunds pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section VI.C(2) of ProFund Advisors' Code of Ethics, that ProFund Advisors has adopted procedures that are reasonably necessary to prevent access persons from violating the Code of Ethics.


Date:
      --------------------------------    --------------------------------------
                                          Compliance Officer

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                        ANNUAL CERTIFICATE OF COMPLIANCE


--------------------------------------
Name (please print)

     This is to certify that the attached Code of Ethics was distributed to me on ____________, 20___. I have read and understand the Code of Ethics, and I understand my obligations thereunder. I certify that I have complied with the Code of Ethics during the course of my association with ProFund Advisors LLC, and that I will continue to do so in the future. Moreover, I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of Ethics of which I become aware.

     I understand that violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.


--------------------------------------
Signature


--------------------------------------
Date

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                                    EXHIBIT A
                                    ---------

                                ProFund Advisors


                             Initial Holdings Report

To the Compliance Officer:

     I have received and read ProFund Advisors' Code of Ethics dated September 1, 2000 and agree to abide by its requirements. As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to ProFund Advisors' Code of Ethics:

                                                              Broker/Dealer or
                     No. of             Principal                Bank Where
Security             Shares              Amount               Account is Held
--------             ------             ---------             ----------------


     This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                     Signature:
      ----------------------                         ---------------------------

                                      A-1

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                                    EXHIBIT B
                                    ---------

                                ProFund Advisors


                          Securities Transaction Report

                For the Calendar Quarter Ended _________________

To the Compliance Officer:

     During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to ProFund Advisors' Code of Ethics:

                                                                        Broker/
  Security                                                             Dealer or
 (including                                        Nature of             Bank
  interest                           Principal   Transaction           Through
and maturity     Date of    No. of   Amount of    (Purchase,            Whom
date, if any)  Transaction  Shares  Transaction  Sale, Other)  Price   Effected
-------------  -----------  ------  -----------  ------------  -----  ----------


     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                     Signature:
      ----------------------                         ---------------------------

                                      B-1

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                                    EXHIBIT C
                                    ---------

                                ProFund Advisors

                          Account Establishment Report

                For the Calendar Quarter Ended _________________

To the Compliance Officer:

     During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to ProFund Advisors' Code of Ethics:

Broker/Dealer
or Bank Where        Date
 Account Was     Account Was
 Established     Established
-------------    -----------


Date:                                     Signature:
      ----------------------                         ---------------------------

                                      C-1

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                                    EXHIBIT D
                                    ---------

                                ProFund Advisors

                             Annual Holdings Report

To the Compliance Officer:

     As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to ProFund Advisors' Code of Ethics. In signing this report, I hereby represent that all transactions in securities during the year ended as of the reporting date were effected in conformity with the Code of Ethics, including the blackout periods set forth therein.

                                                           Broker/Dealer or
                    No. of            Principal               Bank Where
Security            Shares             Amount              Account is Held
--------            ------            ---------            ----------------


     This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                     Signature:
      ----------------------                         ---------------------------

                                      D-1